Exhibit (a)(1)(K)

AMENDED AND RESTATED LETTER OF TRANSMITTAL
REVLON, INC.
OFFER TO EXCHANGE
CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
FOR
SERIES A PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2009 UNLESS EXTENDED OR EARLIER TERMINATED. TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

IMPORTANT: THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH THE CERTIFICATES, IF ANY, FOR SHARES OF CLASS A COMMON STOCK (AS DEFINED BELOW) OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT (AS DEFINED BELOW) PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS DEFINED BELOW).

PLEASE READ THIS ENTIRE AMENDED AND RESTATED LETTER OF TRANSMITTAL CAREFULLY
BEFORE COMPLETING ANY BOX BELOW.

Deliver or transmit this Amended and Restated Letter of Transmittal by mail, hand delivery or courier, together with the certificate(s) representing your shares of Class A common stock, if any, to:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219-5441

For assistance call (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL.

DESCRIPTION OF SHARES OF CLASS A COMMON STOCK
Name(s) and Address(es) of Registered Owner(s)
(If Blank, Please Fill in Exactly as Name(s)	Share Certificate(s) and Share(s) Tendered
Appear(s) on Share Certificate(s))	(Attach Additional List if Necessary)
	Share	Total Number of	Number
	Certificate	Shares Represented	of Shares
	Number(s)*	by Certificate(s)*	Tendered**

Total Shares:

* Need not be completed by book-entry stockholders.
** Unless otherwise indicated in this table, all shares of Class A Common Stock represented by the certificates described above are being tendered in the Exchange Offer.

☐	Check here if the certificates representing tendered shares of Class A Common Stock were issued prior to the Issuer’s 1-for-10 reverse stock split, effected on September 15, 2008. See Instruction 12.

☐	Check here if tendered shares of Class A Common Stock are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with the Book-Entry Transfer Facility and complete the following:

Name of Tendering Institution

Account Number

Transaction Code Number

The undersigned acknowledges that it, he or she has received and reviewed the Third Amended and Restated Offer to Exchange, dated September 24, 2009 (the “Offer to Exchange”), of Revlon, Inc., a Delaware corporation (“Revlon” or the “Issuer”), and this Amended and Restated Letter of Transmittal (this “Letter of Transmittal”), which together constitute the Issuer’s offer (the “Exchange Offer”) to exchange each share of Revlon Class A common stock, par value $0.01 per share (the “Class A Common Stock”), for one (1) share of newly issued Revlon Series A preferred stock, par value $0.01 per share (the “Series A Preferred Stock”), from the holders thereof (the “Holders”).

Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will issue up to 48,443,072 shares of Series A Preferred Stock in exchange for up to 48,443,072 shares of Class A Common Stock, representing all of the outstanding shares of Revlon’s Class A Common Stock, to the extent such shares are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. For a more detailed description of the Series A Preferred Stock the Issuer is proposing to issue in the Exchange Offer, please see the section of the Offer to Exchange titled “Description of Series A Preferred Stock.” The Exchange Offer is open to all Holders and is subject to customary conditions including the Minimum Condition that at least 7,500,000 shares of Class A Common Stock are tendered (the “Minimum Condition”). Subject to applicable securities laws and the terms set forth in the Offer to Exchange, the Issuer reserves the right to waive any and all conditions to the Exchange Offer, other than the Minimum Condition.

This Letter of Transmittal is to be completed by a Holder either if certificates are to be forwarded herewith or if a tender of certificates for shares of Class A Common Stock, if available, is to be made by book-entry transfer to the account maintained by American Stock Transfer & Trust Company (the “Exchange Agent”) at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Book-Entry Transfer” and an Agent’s Message is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined below), which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by this Letter of Transmittal and that the Issuer may enforce this Letter of Transmittal against such participant. Holders whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry tender of their shares of Class A Common Stock into the Exchange Agent’s account at the Book-Entry Transfer Facility (a “Book-Entry Confirmation”) and all other documents required by this Letter of Transmittal to the Exchange Agent on or prior to October 7, 2009 (the “Expiration Date”), must tender their shares of Class A Common Stock according to the guaranteed delivery procedures set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery.” See Instruction 1.

If the certificates for shares of Class A Common Stock are registered in the name of a person other than the signer of this Letter of Transmittal, or if shares of Class A Common Stock not tendered or not accepted for exchange or shares of Series A Preferred Stock are to be issued to a person other than the registered owner of the certificates surrendered, then the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above. See Instructions 1 and 3.

Only registered Holders of Class A Common Stock — which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the shares of Class A Common Stock — are entitled to tender their shares of Class A Common Stock for exchange in the Exchange Offer. Accordingly, if you are a beneficial owner whose shares of Class A Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your shares of Class A Common Stock in the Exchange Offer, you should promptly contact the person in whose name the shares of Class A Common Stock are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and delivering your shares of Class A Common Stock, you must either make appropriate arrangements to register ownership of the shares of Class A Common Stock in your name or obtain a properly completed stock power from the person in whose name the shares of Class A Common Stock are registered.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT — YOU MUST DELIVER YOUR DOCUMENTS TO THE EXCHANGE AGENT.

The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

List below the certificate numbers and the number of shares of Class A Common Stock to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and number of shares of Class A Common Stock should be listed on a separate, legible signed schedule substantially in the form of the table below and affixed hereto.

By crediting the shares of Class A Common Stock to the Exchange Agent’s account at the Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting to the Exchange Agent a computer-generated Agent’s Message in which the Holder acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owners of such shares of Class A Common Stock all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

☐	Check here if tendered shares of Class A Common Stock are being delivered pursuant to a Notice of Guaranteed Delivery previously or concurrently being sent to the Exchange Agent and complete the following:

Name(s) of Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution Which Guaranteed Delivery

If delivered by book-entry transfer, complete the following:

Account Number

Transaction Code Number

☐	Check here if you are a Broker-Dealer and wish to receive 10 additional copies of the Offer to Exchange and 10 copies of any amendments or supplements thereto.

Name:

Address:

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the shares of Class A Common Stock indicated above. Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will issue up to 48,443,072 shares of Series A Preferred Stock in exchange for up to 48,443,072 shares of Class A Common Stock, representing all of the outstanding shares of the Class A Common Stock, to the extent such shares are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. For a more detailed description of the Series A Preferred Stock that the Issuer is proposing to issue in the Exchange Offer, please see the section of the Offer to Exchange titled “Description of Series A Preferred Stock.” The Exchange Offer is open to all Holders and is subject to customary conditions, including the Minimum Condition that at least 7,500,000 shares of Class A Common Stock are tendered and not withdrawn in the Exchange Offer. Subject to applicable securities laws and the terms set forth in the Offer to Exchange, the Issuer reserves the right to waive any and all conditions to the Exchange Offer.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered shares of Class A Common Stock, with full power of substitution, among other things, to cause the shares of Class A Common Stock to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares of Class A Common Stock, and to acquire shares of Series A Preferred Stock issuable upon the exchange of such tendered shares of Class A Common Stock, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to such shares of Class A Common Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF SHARES OF CLASS A COMMON STOCK” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE SHARES OF CLASS A COMMON STOCK AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if shares of Class A Common Stock not exchanged and/or shares of Series A Preferred Stock are to be credited to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

☐	Credit unexchanged shares of Class A Common Stock delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

☐	Credit shares of Series A Common Stock delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

Issue shares of Series A Preferred Stock and/or shares of Class A Common Stock to:

Name(s)

Account Number*

Tax Identification or Social Security No.

* — If you do not have an existing book-entry account at the Book-Entry Transfer Facility, please leave this line blank and a new account will be set up for you on your behalf.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH THE CERTIFICATES FOR SHARES OF CLASS A COMMON STOCK OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE
(To be Completed by all Tendering Holders)

X

X	(Signature(s) of Owner)	(Date)

If a Holder is tendering any shares of Class A Common Stock, this Letter of Transmittal must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the shares of Class A Common Stock or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):

(Please Type or Print)

Capacity:

Address:

Area Code and Telephone Number:

Tax Identification or Social Security No.:

SIGNATURE GUARANTEE
(For Use by Eligible Institutions Only; See Instruction 3)

Name of Firm:

Address:

Authorized Signature:

Name:

Area Code and Telephone Number:

Date:

Place Medallion Guarantee in Space Below:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER FOR EACH SHARE OF THE CLASS A COMMON STOCK OF REVLON, INC. IN EXCHANGE FOR ONE (1) SHARE OF SERIES A PREFERRED STOCK OF REVLON, INC.

1.	DELIVERY OF THIS LETTER OF TRANSMITTAL AND NOTES; GUARANTEED DELIVERY PROCEDURES.

This Letter of Transmittal is to be completed by Holders either (i) if certificates are to be forwarded herewith or (ii) if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Book-Entry Transfer” and an Agent’s Message is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Issuer may enforce the Letter of Transmittal against such participant. Certificates for all physically tendered shares of Class A Common Stock, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile hereof or Agent’s Message in lieu thereof) and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the applicable address set forth herein on or prior to 11:59 p.m., New York City time, on the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below.

Holders whose certificates for shares of Class A Common Stock are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to 11:59 p.m., New York City time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their shares of Class A Common Stock pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery.” Pursuant to such procedures, (i) such tender must be made through an Eligible Institution, (ii) prior to 11:59 p.m., New York City time, on the Expiration Date, the Exchange Agent (as defined below) must receive from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by mail, hand delivery or courier), setting forth the name and address of the Holder and the amount of shares of Class A Common Stock tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered shares of Class A Common Stock (if any), in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by this Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered shares of Class A Common Stock (if any), in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and all other documents required by this Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

The method of delivery of this Letter of Transmittal, the shares of Class A Common Stock and all other required documents is at the election and risk of the tendering Holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If shares of Class A Common Stock are sent by mail, it is suggested that the mailing be by registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date.

See the section of the Offer to Exchange titled “Terms of the Exchange Offer.”

2.	PARTIAL TENDERS (NOT APPLICABLE TO STOCKHOLDERS WHO TENDER BY BOOK-ENTRY TRANSFER).

If less than all of the shares of Class A Common Stock evidenced by a submitted certificate are to be tendered, the tendering Holder(s) should fill in the number of shares of Class A Common Stock to be tendered in the box above on page 1 of this Letter of Transmittal entitled “Description of Shares of Class A Common Stock — Share Certificate(s) and Share(s) Tendered (attach additional list if necessary) — Number of Shares of Class A Common Stock(s) Tendered.” The non-tendered shares of Class A Common Stock will be credited in book-entry form in a book-entry share account, in the name of the registered Holder at the Book-Entry Transfer Facility. For the avoidance of doubt, such non-tendered shares of Class A Common Stock will not be reissued in certificated form. ALL OF THE SHARES OF CLASS A COMMON STOCK DELIVERED TO THE EXCHANGE

AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED IN THE BOX ON PAGE 1 OF THIS LETTER OF TRANSMITTAL.

3.	SIGNATURES ON THIS LETTER OF TRANSMITTAL; ASSIGNMENTS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

If this Letter of Transmittal is signed by the registered Holder of shares of Class A Common stock tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered shares of Class A Common Stock are owned of record by two or more joint owners, all of such owners must sign this Letter of Transmittal.

If any tendered shares of Class A Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

When this Letter of Transmittal is signed by the registered Holder or Holders specified herein and tendered hereby, no endorsements of certificates or separate stock powers are required. If, however, the shares of Series A Preferred Stock are to be issued, or any non-tendered shares of Class A Common Stock are to be reissued, to a person other than the registered Holder, then endorsements of any certificates transmitted hereby or separate stock powers are required. Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered Holder or Holders of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered Holder or Holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificates or stock powers are signed by a person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted together with this Letter of Transmittal.

Endorsements on certificates for shares of Class A Common Stock or signatures on stock powers required by this Instruction 3 must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).

Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the shares of Class A Common Stock are tendered: (i) by a registered Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the Holder of such shares of Class A Common Stock) who has not completed the box entitled “Special Issuance Instructions” on this Letter of Transmittal (see Instruction 4), or (ii) for the account of an Eligible Institution.

4.	SPECIAL ISSUANCE INSTRUCTIONS.

Stockholders may request that shares of Class A Common Stock not exchanged in the Exchange Offer or shares of Series A Preferred Stock be credited to such account maintained at the Book-Entry Transfer Facility as such stockholder may designate hereon, including an account held in a different name. If no such instructions are given, such shares will be credited to such tendering Holder’s account at the Book-Entry Transfer Facility. In the case of credit to an account in a different name, the employer identification or social security number of the person to whose account such shares are to be credited must also be indicated. Tendering Holders should indicate in the applicable box the name and account number to which shares of Series A Preferred Stock issued pursuant to the Exchange Offer and or shares of Class A Common Stock not exchanged in the Exchange Offer are to be credited, if different from the name or account number of the person signing this Letter of Transmittal.

5.	TRANSFER TAXES.

You will not be obligated to pay any transfer taxes in connection with the tender of shares of Class A Common Stock in the Exchange Offer unless you instruct us to register shares of Series A Preferred Stock in the name of, or request that shares of Class A Common Stock not tendered or not accepted in the Exchange Offer be registered in the name of a person other than the registered tendering Holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal, no shares of Series A Preferred Stock will be issued until such evidence is received by the Exchange Agent.

EXCEPT AS PROVIDED IN THIS INSTRUCTION 5, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE SHARES OF CLASS A COMMON STOCK SPECIFIED IN THIS LETTER OF TRANSMITTAL.

6.	WAIVER OF CONDITIONS.

The Issuer’s obligation to complete the Exchange Offer is subject to the conditions described in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Conditions to the Exchange Offer.” These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We reserve the right to extend or terminate the Exchange Offer, in our sole and absolute discretion, which may be for any or no reason, and to otherwise amend the Exchange Offer in any respect or waive any conditions thereto. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time.

7.	NO CONDITIONAL TENDERS.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of shares of Class A Common Stock, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their shares of Class A Common Stock for exchange.

Neither the Issuer, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of shares of Class A Common Stock, nor shall any of them incur any liability for failure to give any such notice.

8.	MUTILATED, LOST, STOLEN OR DESTROYED SHARES OF CLASS A COMMON STOCK.

Any Holder whose shares of Class A Common Stock have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions as soon as possible.

9.	WITHDRAWAL RIGHTS.

Tenders of shares of Class A Common Stock may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date.

For a withdrawal of a tender of shares of Class A Common Stock to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above prior to 11:59 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the shares of Class A Common Stock to be withdrawn (the “Depositor”), if different from that of the person who tendered such shares of Class A Common Stock, (ii) identify the shares of Class A Common Stock to be withdrawn (including the certificate number or numbers and the number of such shares of Class A Common Stock to be withdrawn), (iii) contain a statement that such Holder is withdrawing his election to have such shares of Class A Common Stock exchanged in the Exchange Offer, (iv) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such shares of Class A Common Stock were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Exchange Agent register the transfer of such shares of Class A Common Stock in the name of the person withdrawing the tender and (v) specify the name in which such withdrawn shares of Class A Common Stock are registered, if different from that of the Depositor. If shares of Class A Common Stock have been tendered pursuant to the procedure for book-entry transfer set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Book-Entry Transfer,” any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn shares of Class A Common Stock and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, in its sole discretion, whose determination shall be final and binding on all parties. No withdrawal of shares of Class A Common Stock will be deemed to have been properly made prior to the date on which all defects and irregularities in respect of such withdrawal shall have been cured or waived. None of Revlon, its affiliates or assigns, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Any shares of Class A Common Stock so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no shares of Series A Preferred Stock will be issued with respect thereto unless the shares of Class A Common Stock so withdrawn are validly re-tendered prior to 11:59 p.m., New York City time, on the Expiration Date. Any shares of Class A Common Stock that have been tendered for exchange but which are not exchanged for any reason will credited to an account maintained with the Book-Entry Transfer Facility for the shares of Class A Common Stock promptly after withdrawal, rejection of tender or termination of the Exchange Offer. For the avoidance of doubt, such shares of Class A Common Stock will not be reissued in certificated form. Properly withdrawn shares of Class A Common Stock may be re-tendered by following the procedures for tendering shares described above at any time on or prior to 11:59 p.m., New York City time, on the Expiration Date.

10.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Offer to Exchange and this Letter of Transmittal, and requests for Notices of Guaranteed Delivery and other related documents may be directed to the Exchange Agent, from D.F. King, the Information Agent, each at the addresses and telephone numbers listed below, or from your broker, dealer, commercial bank, trust company or other nominee.

The Exchange Agent for the Exchange Offer is:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219-5441

For assistance call (877) 248-6417 or (718) 921-8317

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 735-3591

11.	FORM OF NEW SHARES.

All shares of Series A Preferred Stock will be issued in uncertificated, book-entry form in direct registration system maintained by the Book-Entry Transfer Facility on behalf of the Issuer. As a holder of Series A Preferred Stock, the undersigned will receive periodic statements issued by the Book-Entry Transfer Facility reflecting the number of shares of Series A Preferred Stock owned by the undersigned, rather than physical certificates evidencing shares of Series A Preferred Stock. If, instead of such shares of Series A Preferred Stock, the undersigned wishes to receive certificated share(s) of Series A Preferred Stock, upon receipt from the Book-Entry Transfer Facility of a statement reflecting the issuance of the shares of Series A Preferred Stock to the undersigned, the undersigned should instruct the Book-Entry Transfer Facility to issue and mail to the undersigned certificate(s) for shares of Series A Preferred Stock in the manner provided in such statement.

12.	TENDER OF CERTIFICATES ISSUED PRIOR TO THE REVERSE STOCK SPLIT.

In September 2008, the Issuer effected a 1-for-10 reverse stock split of its Class A Common Stock, pursuant to which each ten shares of the Issuer’s Class A Common Stock and Class B Common Stock issued and outstanding at 11:59 p.m., New York City time, on September 15, 2008 were automatically combined into one share of Class A Common Stock, subject to the elimination of fractional shares (the “Reverse Stock Split”).

Tendering Holders submitting stock certificates issued prior to the Reverse Stock Split should check the applicable line item entitled “Check here if the certificates of tendered shares of Class A Common Stock were issued prior to the Issuer’s 1-for-10 reverse stock split, effected on September 15, 2008. See Instruction 12.” in the box entitled “Description of Shares of Class A Common Stock” above.

Any certificates evidencing shares of Class A Common Stock issued prior to the Reverse Stock Split properly submitted, and not withdrawn, by the undersigned shall, upon the terms and subject to the conditions of the Exchange Offer, be (i) automatically combined by the Exchange Agent on the same terms as shares of Class A Common Stock submitted pursuant to the Reverse Stock Split and (ii) immediately thereafter, such combined shares shall be deemed by the Exchange Agent to be tendered pursuant to the Exchange Offer.

The Issuer did not, and will not, issue any fractional shares of its Class A Common Stock as a result of the Reverse Stock Split. Instead, the Exchange Agent has aggregated all shares of Holders that would otherwise have resulted in fractional shares and arrange for them to be sold on the open market. American Stock Transfer & Trust Company, as transfer agent, has allocated the proceeds of such sales to the record Holders’ respective accounts pro rata in lieu of fractional shares. Beneficial Holders received such cash in lieu of fractional shares from the record Holders of the shares held by such beneficial Holders, or from their respective brokers.

Holders of certificates issued prior to the Reverse Stock Split who did not tender their certificates in connection with the consummation of the Reverse Stock Split and thus still hold them may elect to receive such cash in lieu of fractional shares either by (i) submitting this Letter of Transmittal, upon the terms and subject to the conditions of the Exchange Offer, if such Holders wish to tender their shares of Class A Common Stock or (ii) submitting the letter of transmittal distributed at the time of the Reverse Stock Split, if such Holders do not wish to tender their shares of Class A Common Stock. In either case, Holders will not be entitled to receive interest in respect of cash in lieu of fractional shares for any period of time following the consummation of the Reverse Stock Split. In the event that the Exchange Offer is not consummated for any reason, tendering Holders submitting this Letter of Transmittal will be entitled to the same combined shares of Class A Common Stock and cash in lieu of fractional shares that they would have received by submitting the letter of transmittal distributed at the time of the Reverse Stock Split.

The Exchange Agent for the Exchange Offer is:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219-5441

For assistance call (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Letter of Transmittal, the Supplement and the Offer to Exchange may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 735-3591